CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 33-_________) of our report dated October 14, 1996, on our audit of the financial statements of ExpressPoint Technology Services, Inc. We also consent to the reference to our firm under the caption "Experts."

                            Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
October 16, 1996